Exhibit 99.1

Alaska Communications Systems Reports Third Quarter 2010 Results

– Wireless and Enterprise Total 57% of Revenue vs. 53% in the Prior Year –

– Cash Provided by Operating Activities Increases by 18% to $25.2 Million –

– EBITDA of $34.8 Million Level with Prior Year –

ANCHORAGE, Alaska--(BUSINESS WIRE)--October 28, 2010--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ: ALSK) today reported financial results for its third quarter ended September 30, 2010.

“Our data-driven strategy continues to frame all we do and shape the results we achieve,” said Liane Pelletier, ACS president and chief executive officer. “In the quarter, we introduced a new brand identity built for and tested by our target customers, and we launched phase one of a new web site. In the wireless segment, we added more Android-powered smartphones helping to drive penetration of data-centric devices to 30 percent of post paid subscribers, up from 26 percent a quarter ago and 14 percent a year ago. Postpaid data ARPU grew to $11.73, up nearly $1 sequentially and up over $3 annually, still well below national carrier levels. As data device availability expands to smaller carriers like ACS, we are well-positioned to expand data revenues given our marketing focus on heavy data users and our network reputation as being ‘built for data.’ In the Enterprise segment, we completed our purchase of a 49 percent stake in TekMate, and closed several Enterprise contracts delivering services well beyond connectivity: these contracts provide for video conferencing, hosting and managed services, in many cases delivered with our partner TekMate. Our focus is now fully applied to a larger addressable market and with the ACS solution set of CONNECT / HOST / MANAGESM.”

Financial Highlights: Third Quarter 2010 Compared to Third Quarter 2009

  Revenues of $89.8 million declined by $1.3 million, or 1.4 percent, from $91.1 million in the prior year.
    Enterprise revenue increased $0.6 million with higher data revenue of $1.3 million offset in part by a $0.3 million revenue decline from an expired capacity exchange agreement and a $0.4 million reduction in carrier voice.
    Wireless revenue increased by $1.9 million with higher data revenue of $3.9 million and CETC of $1.0 million offset by a $3.0 million decline in wireless voice and device revenue.
    Retail, wholesale and access wireline revenues declined by $3.8 million with the prior year benefiting from an incremental $3.0 million in out-of-period network access and other reserves.
  EBITDA of $34.8 million was right in line with the prior year:
    Wireless EBITDA of $18.7 million increased by 12.1 percent, with gains in wireless data and disciplined expense management contributing to an expansion in wireless EBITDA margins to 48.3 percent from 45.2 percent.
    Wireline EBITDA decreased by 11.1 percent to $16.1 million with the prior period gains from higher levels of out-of-period revenue only partially offset by disciplined expense management. Wireline EBITDA margins were 31.5 percent versus 33.3 percent in the prior period.
  Net cash provided by operating activities of $25.2 million was up 18.3 percent from $21.3 million in the prior year period due to improved working capital.
  Net loss before extraordinary item of $3.0 million, or $0.07 per diluted share, compared to net income of $0.3 million, or $0.01 per diluted share, in the prior year. The decline in net income is attributable to an $11.3 million charge to interest expense ($6.6 million, net of tax, or $0.15 per share), for losses on the planned termination of certain out-of-the-money interest rate swaps associated with ACS recently refinanced 2005 credit facility.

Metric Highlights: Third Quarter 2010 Compared to Second Quarter 2010

  Total retail wireless ARPU increased to $69.91 from $66.13 in the second quarter.
  Postpaid wireless data ARPU increased by 8.9 percent sequentially to $11.73.
  Total wireless subscriber churn was 2.6 percent compared to 2.8 percent in the second quarter. The loss of low ARPU subscribers associated with a large government contract that moved to a competitor drove 17 bps to third quarter churn.
  DSL lines decreased by 452 to 45,481 while ISP ARPU increased by 3.9 percent to $38.61.
  Retail local lines declined by 1,985 to 157,983 as a result of cord cutting and seasonality.
  Total local lines decreased by 3,601 to 174,407.

“Cash from operations of $25.2 million increased 18 percent versus the prior year. During the quarter cash on hand increased by $3.5 million to $17.3 million with major investments and uses of cash including capital expenditures of $9.9 million, $2.1 million for our 49 percent investment in TekMate and $9.6 million in dividend payments,” said David Wilson, ACS executive vice president and chief financial officer.

“Through our recently executed debt refinancing, we significantly extended our maturity profile with a new six-year $440 million term loan. We were delighted with the market’s response to the offering and are pleased to have priced the new loan at a very competitive rate of 5.5 percent, inclusive of a 1.5 percent LIBOR floor. In order to manage interest rate risk, we also entered into a series of interest rate swaps this week that fixes rates on $385 million of notional term loan value at 6.47 percent for the period June 30, 2012 through September 30, 2015,” concluded Wilson.

2010 Business Outlook

As previously reported ACS expects:

  Revenue to be slightly below 2009 levels;
  EBITDA to modestly exceed 2009 levels;
  Capital Expenditures to be below 2009, at approximately $36 million; and
  To incur $29 million in recurring net cash interest expense.

Conference Call

The company will host a conference call and live webcast today at 5:00 p.m. Eastern Time. Parties in the United States and Canada can call 877-941-1467 to access the conference call. Parties outside the United States and Canada can access the call at 480-629-9676. The live webcast of the conference call will be accessible from the “Events Calendar” section of the company’s website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Thursday, November 4, 2010 at midnight ET. To hear the replay, parties in the United States and Canada can call 800-406-7325 and enter pass code 4376936. Parties outside the United States and Canada can call 303-590-3030 and enter pass code 4376936.

About Alaska Communications Systems

Headquartered in Anchorage, Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ: ALSK), through its subsidiaries, provides Alaska Communications services and is Alaska’s leading provider of broadband and other wireline and wireless solutions across businesses and consumers. The Alaska Communications wireline operations include the state’s most advanced data networks and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. The company’s wireless operations include a statewide 3G CDMA network, reaching across Alaska from the North Slope to Ketchikan, with coverage extended via best-in-class CDMA carriers in the Lower 49 and Canada. By investing in the fastest-growing market segments and attracting the highest-quality customers, Alaska Communications seeks to drive top- and bottom-line growth, while continually improving the customer experience and cost structure through process improvement. More information can be found on the company’s website at www.alaskacommunications.com or at its investor site at www.alsk.com.

Forward-Looking EBITDA Guidance

This press release includes information related to management's estimate of EBITDA for the year ending December 31, 2010. EBITDA, as defined by the company, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest and stock-based compensation expense that are not directly attributable to the underlying performance of the company's business operations. Management believes the most directly comparable GAAP measure would be "Net cash provided by operating activities." Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in this comparable GAAP measure, the company is not providing an estimate of year-end net cash provided by operating activities at this time.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors are, without limitation, adverse national economic conditions, including continuing disruption in the U.S. capital markets, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, or other factors affecting the company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; the company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive from the construction of AKORN and purchase and integration of Crest Communications Corporation; adverse changes in labor matters, including workforce levels and labor negotiations; disruption of our suppliers' provisioning of critical products or services; the impact of natural or man-made disasters; changes in company's relationships with large carrier or enterprise customers or its roaming partners; changes in revenue from Universal Service Funds; unforeseen changes in public policies; changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009 (a)	2010	2009 (a)

Total operating revenues	$89,768	$91,145	$256,747	$263,088

Operating expenses:
Cost of services and sales	33,157	35,318	97,623	101,886
Selling, general & administrative	23,200	21,910	66,022	66,392
Depreciation and amortization	18,606	23,724	55,974	59,784
(Gain) loss on disposal of assets, net	9	(15)	(479)	454
Total operating expenses	74,972	80,937	219,140	228,516

Operating income	14,796	10,208	37,607	34,572

Other income and expense:
Interest expense	(19,723)	(9,642)	(36,567)	(28,284)
Interest income	8	30	31	81
Total other income and expense	(19,715)	(9,612)	(36,536)	(28,203)

Income (loss) before income tax benefit (expense)	(4,919)	596	1,071	6,369

Income tax benefit (expense)	1,901	(340)	(30,492)	(2,874)

Income (loss) before extraordinary item	(3,018)	256	(29,421)	3,495

Extraordinary item, net of taxes	-	37,346	-	37,346

Net income (loss)	$(3,018)	$37,602	$(29,421)	$40,841

Net income (loss) per share:
Basic:
Income (loss) on continuing operations	$(0.07)	$0.01	$(0.66)	$0.08
Extraordinary item, net of tax	-	0.84	-	0.85
Net income (loss)	$(0.07)	$0.85	$(0.66)	$0.93

Weighted average shares outstanding	44,628	44,354	44,564	44,100

Diluted:
Income (loss) on continuing operations	$(0.07)	$0.01	$(0.66)	$0.08
Extraordinary item, net of tax	-	0.82	-	0.83
Net income (loss)	$(0.07)	$0.83	$(0.66)	$0.91

Weighted average shares outstanding	44,628	45,136	44,564	44,873

(a) Revenue for the three and nine months ended September 30, 2009 has been reduced to reflect the correction of an immaterial error of $117 and $351, respectively. The impact to net income for the three and nine months ended September 30, 2009 was $69 and $207, respectively.

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	September 30,	December 31,
Assets	2010	2009

Current assets:
Cash and cash equivalents	$17,276	$6,271
Restricted cash	4,889	5,843
Accounts receivable-trade, net of allowance of $7,283 and $6,066	39,403	35,414
Materials and supplies	7,713	7,109
Prepayments and other current assets	5,336	4,489
Deferred income taxes	11,036	13,814
Total current assets	85,653	72,940

Property, plant and equipment	1,432,739	1,416,359
Less: accumulated depreciation and amortization	(1,012,040)	(965,470)
Property, plant and equipment, net	420,699	450,889

Non-current investments	355	855
Goodwill	8,850	8,850
Intangible assets	21,517	21,517
Debt issuance costs	4,019	5,960
Deferred income taxes	78,345	113,994
Investment in unconsolidated affiliate	2,060	-
Other assets	3,305	293
Total assets	$624,803	$675,298

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$12,049	$793
Accounts payable, accrued and other current liabilities	61,860	68,651
Advance billings and customer deposits	9,150	9,351
Total current liabilities	83,059	78,795

Long-term obligations, net of current portion	541,614	538,557
Other long-term liabilities	15,423	27,906
Total liabilities	640,096	645,258
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	447	445
Additional paid in capital	174,013	198,979
Accumulated deficit	(186,893)	(157,472)
Accumulated other comprehensive loss	(2,860)	(11,912)
Total stockholders' equity (deficit)	(15,293)	30,040

Total liabilities and stockholders' equity	$624,803	$675,298

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Cash Flows from Operating Activities:
Net income (loss)	$(3,018)	$37,602	$(29,421)	$40,841
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	18,606	23,724	55,974	59,784
Gain on extraordinary item, net of taxes	-	(37,346)	-	(37,346)
Unrealized loss on ineffective hedge adjustment	11,258	-	11,258	-
Amortization of debt issuance costs and debt discount	1,880	1,752	5,580	5,205
Stock-based compensation	1,187	851	2,665	3,416
Deferred income taxes	(1,788)	340	33,273	2,874
Provision for uncollectible accounts	366	1,562	2,308	3,632
Other non-cash expenses	196	224	84	1,242
Changes in operating assets and liabilities	(3,511)	(7,398)	(12,267)	(6,641)
Net cash provided by operating activities	25,176	21,311	69,454	73,007

Cash Flows from Investing Activities:
Investment in construction and capital expenditures	(10,993)	(16,585)	(25,040)	(37,258)
Change in unsettled construction and capital expenditures	1,143	2,654	(3,505)	(9,450)
Investment in unconsolidated affiliate	(2,060)	-	(2,060)	-
Change in unsettled acquisition costs	-	-	-	(250)
Net change in restricted accounts	(1)	721	954	14,527
Net change in non-current investments	100	150	500	150
Net cash used by investing activities	(11,811)	(13,060)	(29,151)	(32,281)

Cash Flows from Financing Activities:
Repayments of long-term debt	(183)	(3,220)	(12,545)	(30,185)
Proceeds from the issuance of long-term debt	-	3,000	12,000	24,500
Payment of cash dividend on common stock	(9,606)	(9,622)	(28,777)	(28,534)
Payment of withholding taxes on stock-based compensation	(134)	(256)	(326)	(1,823)
Proceeds from issuance of common stock	24	795	350	1,117
Net cash used by financing activities	(9,899)	(9,303)	(29,298)	(34,925)

Change in cash and cash equivalents	3,466	(1,052)	11,005	5,801

Cash and cash equivalents, beginning of period	13,810	8,179	6,271	1,326

Cash and cash equivalents, end of period	$17,276	$7,127	$17,276	$7,127

Supplemental Cash Flow Data:
Interest paid	$8,761	$10,747	$22,816	$28,371
Income taxes paid, net of refunds	$-	$(669)	$36	$(669)

Supplemental Noncash Transactions:
Property acquired under capital leases	$1,294	$230	$1,295	$890
Dividend declared, but not paid	$9,617	$9,555	$9,617	$9,555
Additions to ARO asset	$21	$288	$71	$291

				Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF EBITDA CALCULATION
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009 (a)	2010	2009 (a)

Net cash provided by operating activities	$25,176	$21,311	$69,454	$73,007
Adjustments to reconcile net income to net cash (provided) used by operating activities:
Depreciation and amortization	(18,606)	(23,724)	(55,974)	(59,784)
Gain on extraordinary item, net of taxes	-	37,346	-	37,346
Unrealized loss on ineffective hedge adjustment	(11,258)	-	(11,258)	-
Amortization of debt issuance costs and debt discount	(1,880)	(1,752)	(5,580)	(5,205)
Stock-based compensation	(1,187)	(851)	(2,665)	(3,416)
Deferred income taxes	1,788	(340)	(33,273)	(2,874)
Provision for uncollectible accounts	(366)	(1,562)	(2,308)	(3,632)
Other non-cash expenses	(196)	(224)	(84)	(1,242)
Changes in operating assets and liabilities	3,511	7,398	12,267	6,641
Net income (loss)	$(3,018)	$37,602	$(29,421)	$40,841
Add (subtract):
Interest expense	19,723	9,642	36,567	28,284
Interest income	(8)	(30)	(31)	(81)
Depreciation and amortization	18,606	23,724	55,974	59,784
(Gain) loss on disposal of assets	9	(15)	(479)	454
Gain on extraordinary item, net of taxes	-	(37,346)	-	(37,346)
Gift of services	185	-	254	-
Income tax benefit (expense)	(1,901)	340	30,492	2,874
Stock-based compensation	1,187	851	2,665	3,416
EBITDA	$34,783	$34,768	$96,021	$98,226

(a) The correction of a prior period immaterial error in revenue resulted in a decrease in EBITDA of $117 and $351, for the three and nine months ended September 30, 2009, respectively.

Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, gift of services, amortization of intangibles and stock-based compensation expense (EBITDA) because the Company believes it is an important indicator as it provides information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA is not a GAAP measure and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

				Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF OPERATING REVENUE AND EBITDA MARGIN BY SEGMENT
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009 (a)	2010	2009 (a)
Operating Revenue
Retail	$20,650	$21,967	$62,012	$64,480
Wholesale	2,248	2,836	7,280	8,795
Access	16,108	18,003	45,774	48,237
Enterprise	12,009	11,447	35,526	34,247
Wireline	51,015	54,253	150,592	155,759
Wireless	38,753	36,892	106,155	107,329
Total operating revenue	$89,768	$91,145	$256,747	$263,088

Wireline EBITDA
Operating revenue	$51,015	$54,253	$150,592	$155,759
Operating expenses (exclusive of depreciation)	(36,164)	(36,921)	(106,470)	(110,679)
Gift of services	185	-	254	-
Stock-based compensation	1,047	761	2,353	3,056
Wireline EBITDA	$16,083	$18,093	$46,729	$48,136

EBITDA Margin	31.5%	33.3%	31.0%	30.9%

Wireless EBITDA
Operating revenue	$38,753	$36,892	$106,155	$107,329
Operating expenses (exclusive of depreciation)	(20,193)	(20,307)	(57,175)	(57,599)
Stock-based compensation	140	90	312	360
Wireless EBITDA	$18,700	$16,675	$49,292	$50,090

EBITDA Margin	48.3%	45.2%	46.4%	46.7%

(a) The correction of a prior period immaterial error in access revenue resulted in a decrease in Wireline revenue and EBITDA of $117 and $351, for the three and nine months ended September 30, 2009, respectively.

				Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
INVESTMENT IN CONSTRUCTION AND CAPITAL
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Investment in construction and capital	$10,993	$16,585	$25,040	$37,258

Capitalized interest	(367)	(524)	(1,269)	(3,005)

Investment in construction and capital, net of capitalized interest	$10,626	$16,061	$23,771	$34,253

Growth	-	2,834	-	9,686

Maintenance and other	10,626	13,227	23,708	24,004

Capital funded by the selling shareholders of Crest	-	-	63	563

Investment in construction and capital, net of capitalized interest	$10,626	$16,061	$23,771	$34,253

			Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	September 30,	June 30,	September 30,
	2010	2010	2009
Wireline:

Retail
Local	157,983	159,968	166,560
Quarterly growth rate in retail local telephone access lines	-1.2%	-0.5%	-1.8%
Average monthly revenue per subscriber for the quarter	$18.21	$18.18	$18.50

Long Distance
Long distance subscribers	59,078	59,717	60,970
Average monthly retail revenue per subscriber for the quarter	$18.15	$18.66	$19.51

Internet
DSL subscribers	45,481	45,933	46,360
Dial-up subscribers	4,572	4,951	6,182
	50,053	50,884	52,542

Average monthly DSL & dial-up revenue per subscriber for the quarter	$38.61	$37.17	$34.37

Wholesale
Resale access lines	3,444	4,647	7,368
UNE lines	12,980	13,393	15,922
	16,424	18,040	23,290

Quarterly growth rate in wholesale local access lines	-9.0%	-11.8%	-6.1%
Average monthly revenue per subscriber for the quarter	$32.04	$31.50	$29.16

Wireless:

Wireless subscribers	123,483	126,822	139,726
Average monthly churn for the quarter	2.6%	2.8%	2.4%
Average monthly revenue per retail subscriber for the quarter (a)	$69.91	$66.13	$64.51

(a) CETC added $18.85 to wireless retail ARPU in the third quarter of 2010, $15.57 in the second quarter of 2010, and $14.46 in the third quarter of 2009.

CONTACT:
ACS Investors:
Alaska Communications Systems
David Wilson, 907-564-7556
investors@acsalaska.com